Exhibit 10.5.2

THE RESTRICTED SHARES AWARDED UNDER THIS RESTRICTED STOCK AWARD AGREEMENT ARE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE UNTIL VESTED.

MAVERICK TUBE CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

TO: Name of Recipient

For the purposes set forth in the Maverick Tube Corporation (“Company”) 2004 Omnibus Incentive Plan (the “Plan”), you have been awarded by the Compensation Committee of the Board of Directors of the Company (the “Committee”) number of shares shares of the common stock of the Company, $0.01 per value per share (the “Restricted Shares”), which award (the “Award”) is subject to and conditioned upon your acceptance of this Restricted Stock Award Agreement (the “Agreement”).

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The more salient terms of the Award are summarized as follows:

1. Award Date: Month, Day, Year

2. Number of Restricted Shares Subject to this Award: number of shares awarded

3. Restricted Period. During the period of time that any of the Restricted Shares are unvested as set forth below, the Restricted Shares awarded to you pursuant to this Agreement shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as provided in this Agreement or in the Plan. Restricted Shares shall vest as follows:

(i) 1/3 of the total number of Restricted Shares subject to this Agreement on vesting date 3rd yr;

(ii) 1/3 of the total number of Restricted Shares subject to this Agreement on vesting date 4th year;

(iii) 1/3 of the total number of Restricted Shares subject to this Agreement on vesting date 5th year.

provided, however, that on the applicable vesting date, you are then employed by the Company.

4. Termination of Employment. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon the voluntary or involuntary termination of your employment for any reason other than your death or the occurrence of a Change in Control of the Company. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment. Unless the Committee determines otherwise, and except as otherwise required by local law, for purposes of the Award only, any reduction in your regular hours of employment to less than 30 hours per week is deemed a termination of your employment with the Company or any Subsidiary.

5. Leave of Absence and Change in Work Schedule. Your right under the Award in the event of a leave of absence or a change in your regularly scheduled hours of employment (other than a change addressed in Section 4 of this Agreement) will be affected in accordance with the Company’s applicable employment policies or the terms of any agreement between you and your employer with respect thereto.

6. Rights As a Stockholder. So long as the Restricted Shares are not forfeited pursuant to section 4 above, as the legal and beneficial owner of the Restricted Shares, you will have all of the rights of ownership with respect to the Restricted Shares, including the right to vote such Restricted Shares subject, however, to the terms, conditions and restrictions described in this Agreement or the Plan (including, without limitation, the deferral of distributions of dividends, if any, in respect of such Restricted Shares). Notwithstanding the foregoing, the Company will hold in its possession the certificate representing the Restricted Shares awarded to you (the “Certificate”), together with a stock power duly endorsed by you, until the vesting provisions set forth in Section 3 hereof have been satisfied. Upon the vesting of all or any portion of the Restricted Shares, the forfeiture provisions shall thereupon lapse and the Certificate representing such shares (“Shares”) shall be delivered to you, together with the stock power endorsed by you. In appropriate circumstances, the Certificate(s) shall contain appropriate legends regarding transferability limitations required by federal securities laws.

7. Section 83(b) Election. If you decide to file an election with the Internal Revenue Service to include the Fair Market Value of any of your Restricted Shares awarded hereunder in your gross income as of the date of this Award, you shall promptly furnish to the Company a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld, to enable the Company to claim an income tax deduction with respect to such election.

8. Taxes.

(a) Generally. You are ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares after the Restricted Shares have vested. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate your tax liability.

(b) Payment of Withholding Taxes. Unless you have filed a Section 83(b) election, the vesting of Restricted Shares will trigger a taxable event. Prior to the occurrence of vesting, you must arrange for the satisfaction of the minimum amount of such tax, whether federal, state or local, including any social security tax obligation (“Tax Withholding Obligation”) in a manner acceptable to the Company.

You may satisfy your Tax Withholding Obligation by

(i) delivering of a certified check payable to the Company, c/o Jill Schwendemann, at the address specified in Section 11, or such other address as the Company may from time to time direct; or

(ii) electing in writing to have the Company retain that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (rounded downward to the nearest whole) determined on the applicable Vest Date; or

(iii) such other means as the Committee may permit;

provided, however, that if you do not elect the means by which you will satisfy your Tax Withholding Obligation within five business days following the date upon which the Restricted Shares vest, the Company may satisfy this obligation by any means reasonable, including automatic deduction from your paycheck.

9. Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to your Restricted Shares. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell shares even after the restrictions lapse unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are limited and might be unavailable. You agree that any resale by you of Shares shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to either issue Restricted Shares or permit the resale of any shares following vesting, if such issuance or resale would violate any such requirements.

10. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Board of Directors at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares of Common Stock subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of your employment contract, if any; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments; (g) the future value of the common stock subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the Restricted Shares confers upon you any right to continue in the employ of (or any other relationship with) the Company or any Subsidiary, nor do they limit in any respect the right of the Company or any Subsidiary to terminate your employment or other relationship with the Company or any Subsidiary, as the case may be, at any time and (i) in the event that you are not a direct employee of Company, the grant of the Award will not be interpreted to form an employment contract with the Company or any Subsidiary.

11. Notices. Any notice required or permitted to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company, at its principal corporate offices at 16401 Swingley Ridge Road, 7th Floor, Chesterfield, Missouri 63017, Attention: Corporate Secretary or to such other address as the Company may designate from time to time to you. Any notice required or permitted to be given or delivered to you shall be in writing and addressed to you at the address shown beneath your name on the signature page hereof or to such other address as you may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one business day after deposit with any nationally recognized overnight delivery service (receipt requested); or (iv) one business day after transmission by facsimile.

12. Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Corporate Secretary of the Company at the principal corporate offices of the Company at the address specified in Section 11. If you do not sign and return this Agreement, the Company is not obligated to provide you any benefit hereunder and may refuse to issue Restricted Shares to you.

Very truly yours,

MAVERICK TUBE CORPORATION

By:

Name:	Jim Cowan

Title:	President and Chief Operating Officer

Facsimile:	(636) 733-1600

ACCEPTANCE AND ACKNOWLEDGMENT

I, _______________, a resident of ________________ (state, or country if other than U.S.), accept and agree to the terms of the Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Summary, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

Taxpayer I.D. Number	Participant

Address:

Facsimile No.: